Exhibit 99.1

                          INDEPENDENT AUDITORS' CONSENT




Board of Directors
HOM CORPORATION AND SUBSIDIARIES


      We consent to the incorporation on Form 10-SB of our report dated January 9, 2001, relating to the consolidated balance sheets of HOM CORPORATION AND SUBSIDIARIES as of September 30, 2000 and 1999 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended September 30, 2000.


                                           /s/ Elliott, Davis & Company, L.L.P.
                                           ------------------------------------
                                               Elliott, Davis & Company, L.L.P.




Augusta, Georgia
February 8, 2001